SUB-ITEM 77Q3

AIM Real Estate Fund

Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 72DD, 73A, 74U and 74V.


For period ending: 1/31/2009
File number: 811-05686
Series No.:  11

72DD. 1 Total income dividends for which record date passed during the period.
        (000's Omitted)
        Class A                     7,911
      2 Dividends for a second class of open-end company shares (000's Omitted)
        Class B                       580
        Class C                       674
        Class R                       494
        Class Y                         2
        Investor Class                364
        Institutional Class         1,123


73A.    Payments per share outstanding during the entire current period:
        (form nnn.nnnn)
      1 Dividends from net investment income
        Class A                   $0.2247
      2 Dividends for a second class of open-end company shares (form nnn.nnnn)
        Class B                   $0.1598
        Class C                   $0.1594
        Class R                   $0.2030
        Class Y                   $0.1092
        Investor Class            $0.2245
        Institutional Class       $0.2700


74U.  1 Number of shares outstanding (000's Omitted)
        Class A                    36,495
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
        Class B                     3,332
        Class C                     4,054
        Class R                     2,781
        Class Y                        36
        Investor Class              1,694
        Institutional Class         4,614


74V.  1 Net asset value per share (to nearest cent)
        Class A                    $11.90
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Class B                    $11.95
        Class C                    $11.92
        Class R                    $11.90
        Class Y                    $11.90
        Investor Class             $11.88
        Institutional Class        $11.90